UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report:  January 12, 2006

(Date of earliest event reported)

INTERNATIONAL BUSINESS MACHINES CORPORATION

(Exact name of registrant as specified in its charter)

New York	1-2360	13-0871985
(State of Incorporation)	(Commission File Number)	(IRS employer Identification No.)

ARMONK, NEW YORK		10504
(Address of principal executive offices)		(Zip Code)

914-499-1900

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 (Other Events)

On January 12, 2006, IBM announced that it has received notice of a formal, nonpublic investigation by the Securities and Exchange Commission concerning IBM’s disclosures relating to IBM's first-quarter 2005 earnings and expensing of equity compensation.  The press release is Attachment I of this Form 8-K.

IBM’s web site (www.ibm.com) contains a significant amount of information about IBM, including financial and other information for investors (www.ibm.com/investor/).  IBM encourages investors to visit its various web sites from time to time, as information is updated and new information is posted.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: January 12, 2006

	By:	/s/ Andrew Bonzani

(Andrew Bonzani)
Vice President,
Assistant General Counsel &
Assistant Secretary

ATTACHMENT I

IBM RECEIVES FORMAL NOTICE OF SEC INVESTIGATION

                ARMONK, N.Y., January 12, 2006 . . IBM announced today that it has received notice of a formal, nonpublic investigation by the Securities and Exchange Commission concerning IBM's disclosures relating to IBM's  first-quarter 2005 earnings and expensing of equity compensation.

                As previously disclosed in June 2005, IBM has been cooperating with the SEC in an informal investigation of this matter, and will continue to do so.  The SEC has informed IBM that the investigation should not be construed as an indication that any violations of law have occurred.

Contact:	IBM
Edward Barbini, 914/499-6565
barbini@us.ibm.com